SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 4, 2008
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9860 (Commission File Number)	42-1612474 (IRS Employer Identification No.)

225 Summit Avenue, Montvale, NJ (Address of principal executive offices)	07645 (Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Appointment of Principal Officer.
     On March 4, 2008, Barr Pharmaceuticals, Inc. (the “Company”) appointed Sigurd Kirk, the Company’s Senior Vice President and Corporate Controller, as the Company’s Chief Accounting Officer. This responsibility was previously handled by William McKee who remains the Company’s Executive Vice President and Chief Financial Officer. This appointment was made in connection with the growth of the finance department and the growing complexity and scope of Mr. McKee’s responsibilities in managing the Company’s global finances.
     Mr. Kirk joined the Company in 2003 and has held positions of increasing responsibility in the accounting and finance functions within the finance department. Mr. Kirk began his career at Deloitte & Touche as an Audit Manager and, immediately prior to joining the Company, served as Senior Vice President of Finance & Operations for Bolt Inc., an Internet media company.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: March 7, 2008	/s/ William T. McKee
William T. McKee
Executive Vice President and Chief Financial Officer